                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-3400, No. 33-57308, No. 33-59697 and No. 333-36497 of Ameron International
Corporation on Form S-8 of our reports dated January 24, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 1999.

                                                          DELOITTE & TOUCHE LLP




Los Angeles, California
February 24, 2000


As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements (File No. 33-3400, 33-57308, 33-59697, and 333-36497).


                                                          ARTHUR ANDERSEN LLP



Los Angeles, California
February 24, 2000


                                   EXHIBIT 23